EXECUTION COPY

ATRINSIC, INC.

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of November 19, 2013, and effective as of the 12th day of July, 2013 (the “Effective Date”), by and among ATRINSIC, INC., a Delaware corporation (the “Company”) and the holder signatory hereto (the “Holder”).

RECITALS

A.           On June 15, 2012, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

B.           The Company’s certificate of incorporation, as amended to date, shall be amended and restated (as so amended and restated, the “Certificate”) effective on June 26, 2013 in accordance with its terms without board of directors or stockholder approval pursuant to Section 303 of the DGCL as it has been adopted pursuant to the Second Amended Plan of Reorganization of the Corporation, dated March 7, 2013 (as amended, supplemented or modified from time to time, the “Plan”), as confirmed by order of the Bankruptcy Court on June 26, 2013 (and which Plan became effective on July 12, 2013).

C.           Pursuant to the Plan, the Holder will be issued shares of the Company’s Series A Convertible Preferred Stock, $0.000001 par value per share (the “Series A Preferred Stock”), which will be convertible into shares of the Company’s Common Stock, $0.000001 par value per share (the “Common Stock”), in accordance with terms of that certain Certificate of Designations, Powers, Preferences and Other Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series A Preferred Stock.

D.           Simultaneously herewith, the persons on Schedule I attached hereto (other than the Holder, the “Other Holders”) are entering into lockup agreements in the form of this Agreement (the “Other Lock-Up Agreements”).

E.           The parties hereto deem it to be in their best interests to provide for certain provisions governing the transfer of securities of the Company held by the Holder.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties intending to be legally bound hereby agree as follows:

ARTICLE I

TRANSFER RESTRICTIONS

1.1           General Restrictions. The Holder shall be prohibited from selling or otherwise transferring more than 2.5% of the Company’s outstanding Common Stock, calculated on a fully diluted basis, per 90-day period across the period of 12 months commencing on the Effective Date. The Company shall be entitled to place “stop order” instructions with the transfer agent for the Common Stock in respect of such restriction.

ARTICLE II

CERTIFICATES

2.1           Restrictive Endorsements. Each certificate evidencing any shares of Common Stock (or options or other rights to acquire Common Stock) shall bear a legend in substantially the following form:

“The securities evidenced by this certificate are subject to the terms of a Lock-up Agreement, a copy of which is on file at the principal office of the Company and will be furnished at no cost to any holder on request. Such Lock-up Agreement provides for certain restrictions on transfer or other disposition of the securities evidenced by this certificate.”

2.2           Replacement Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock or Series A Preferred Stock and of a bond or other indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

ARTICLE III

MISCELLANEOUS

3.1           Representations. The Holder represents that, upon the Effective Date, the Holder will be the record and beneficial owner of the number of issued and outstanding shares of Series A Preferred Stock appearing below the Holder's name on the signature page of the Holder attached hereto, free and clear of any option, lien, encumbrance or charge of any kind whatsoever, except as created by this Agreement.

3.2           Notices. Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by hand, overnight courier or by registered or certified mail, addressed to the address specified for such party on the signature pages hereof, or to such other address as may be designated in writing by any such party. Except as otherwise provided in this Agreement, each such notice shall be deemed given when delivered in person or by overnight courier or on a date which is three days after it is mailed at any post office or branch post office regularly maintained by the United States Postal Service (registered or certified, with postage prepaid and properly addressed).

3.3           Amendment. No change in, modification of, amendment to or waiver of this Agreement shall be valid unless the same shall be in writing and signed by the Company, and the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment, waiver or cancellation of any Other Lock-Up Agreement.

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3.4           Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties or any of them to take any other or further action in any circumstances without notice or demand.

3.5           Entire Agreement. This Agreement, including any exhibits hereto and the documents and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

3.6           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

3.7           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby; provided, however, that the corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders.

3.8           Filing. A copy of this Agreement and of all amendments hereto shall be filed at the principal office of the Company.

3.9           Termination. This Agreement shall expire upon the earlier to occur of the following: (i) the one-year anniversary of the Effective Date, (ii) the tenth (10) Business Day after the date hereof to the extent the Other Holders fail to enter into the Other Lock-Up Agreements and (iii) consummation of the sale of all or substantially all of the assets of the Company or a merger, consolidation, reorganization or other business combination.

3.10         Benefit and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

3.11         Severability. In the event that any portion of this Agreement shall be held to be invalid or unenforceable to any extent, such portion shall be enforced to the fullest lawful extent and the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof. If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.

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3.12         Business Day. As used in this Agreement, the term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York.

[Signatures begin on the following page.]

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[COUNTERPART SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

COMPANY:

ATRINSIC, INC.

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Restructuring Officer

Address:	Atrinsic, Inc.
116 W. 23rd Street, Suite 500, Rm.82
New York, NY 10011
Attention:	Sebastian Giordano
Chief Restructuring Officer

HOLDER:

HUDSON BAY MASTER FUND LTD

By:	/s/ Yoav Roth
Name:	Yoav Roth
Title:	Authorized Signatory

Address:	777 Third Avenue, 30th Floor
New York, NY 10017
Attention:	Yoav Roth
George Antonopolous

Number of shares of Series A Preferred Stock:
2,312,834,301

[COUNTERPART SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the day and year first above written.

COMPANY:

ATRINSIC, INC.

By:	/s/ Sebastian Giordano
Name:	Sebastian Giordano
Title:	Chief Restructuring Officer

Address:	Atrinsic, Inc.
116 W. 23rd Street, Suite 500, Rm.82
New York, NY 10011
Attention:	Sebastian Giordano
Chief Restructuring Officer

HOLDER:

IROQUOIS MASTER FUND LTD

By:	/s/ Joshua Silverman
Name:	Joshua Silverman
Title:	Authorized Signatory

Address:	c/o Iroquois Capital Management, LLC
641 Lexington Avenue
26th Floor
New York, NY 10022
Attention:	Joshua Silverman

Number of shares of Series A Preferred Stock:
2,287,165,699

ATRINSIC, INC.
Lock-Up AGREEMENT
effective as of July 12, 2013

SCHEDULE I

HOLDERS

Name	Series A Preferred Stock

Hudson Bay Master Fund Ltd	2,312,834,301

Iroquois Master Fund Ltd	2,287,165,699